Exhibit 99.1

NGL Energy Partners LP Prices Private $450 Million Offering of Senior Notes

TULSA, Okla.—(BUSINESS WIRE)—October 10, 2013 — NGL Energy Partners LP (NYSE:NGL) and its wholly owned subsidiary NGL Energy Finance Corp. today announced the pricing of the previously announced offering of senior notes due 2021.  The notes will bear interest at a rate of 6.875% per annum.  NGL expects the offering of the notes to close on October 16, 2013, subject to the satisfaction of customary closing conditions.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The notes are offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About NGL Energy Partners LP

NGL Energy Partners LP is a publicly traded Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary segments: crude oil logistics, water services, natural gas liquids logistics and retail propane.

Forward-Looking Statements

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Source: NGL Energy Partners LP

NGL Energy Partners LP

Atanas H. Atanasov

Chief Financial Officer and Treasurer
(918) 481-1119

atanas.atanasov@nglep.com